                         RESTATED CHARTER             EXHIBIT 4.1

                                OF

                          SHONEY'S, INC.

 Under Section 48-20-107 of the Tennessee Business Corporation Act


     Pursuant to the  provisions  of  Section  48-20-107  of  the Tennessee

Business Corporation Act, the undersigned corporation adopts the  following

Restated Charter:

     1.   NAME.  The name of this corporation is SHONEY'S, INC.

     2.   DURATION.   The  time  of existence of this corporation shall  be

perpetual.

     3.   ADDRESS  OF  REGISTERED OFFICE,  NAME  OF  REGISTERED  AGENT  AND

ADDRESS OF PRINCIPAL OFFICE.   The  address of the registered office of the

corporation is 1727 Elm Hill Pike, Nashville,  Tennessee   37210, County of

Davidson, and the name of the corporation's registered agent at that office

is  Jess  S.  Shearin.   The  address  of  the  principal  office  of  this

corporation  in  the  state  of Tennessee is 1727 Elm Hill Pike, Nashville,

Tennessee  37210, County of Davidson.

     4.   PROFIT.  The corporation is for profit.

     5.   BUSINESS.  The purpose  or  purposes for which the corporation is organized are:

     The general nature of the business to be transacted by this corporation is to own, conduct, operate, manage, maintain and carry on, or license a general restaurant and/or cafeteria or any other type of food dispensing business at such place or places as may be determined by the Board of Directors of this corporation;
     to buy, sell, lease or otherwise dispose of, and to operate, conduct, furnish, equip stores, markets, restaurants, cafes, cafeterias or other places of eating or food sales or food service; to buy, or otherwise acquire, manufacture, market, prepare for market, sell, deal in and deal with, import and export, food and food products of every kind and description, fresh, canned, preserved or otherwise, and other preparations and refreshments of all kinds; to own and/or operate hotels, motels, or other types of lodging accommodations; to buy, sell, lease, encumber, real property; to do each and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of this corporation.

     6.   STOCK.  The maximum number of shares that  the  corporation shall

have the authority to issue is one hundred million    (100,000,000)  shares

of  common  stock  with a par value of One Dollar ($1.00) each, which shall have  the  right  to  receive  the  net  assets  of  the  corporation  upon dissolution.

     7.   INITIAL  CAPITAL.    The   amount  of  capital  with  which  this

corporation  will  begin business shall  be  not  less  than  Five  Hundred

Thousand Dollars ($500,000.00);  and  when  such amount so fixed shall have been subscribed for, all subscriptions of the  stock  of  this  corporation shall  be enforceable and it may proceed to do business in the same  manner and as fully  as  though  the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed for.

     8.   NO PREEMPTIVE RIGHTS.   No holder of shares of any class of stock

of the corporation shall have any preemptive right to purchase or otherwise acquire any shares of stock of any class of the corporation, or any options or rights to purchase shares of any  class  or  any other securities of the corporation convertible into or carrying an option  to  purchase  shares of any  class, whether now or hereafter authorized; and the Board of Directors of the
corporation  may  authorize  the issuance of  shares of  stock of  any class of the corporation, or options or  rights  to  purchase shares of any class, or any securities convertible into or carrying an option to purchase shares of any class without offering such issue of shares,  rights, options or other securities, either in whole or in part, to any shareholders of the corporation.

     9.   ACTION BY CONSENT.  Whenever the Directors of the corporation are required or permitted to take any action by vote, such action  may be taken without  a  meeting on written consent, setting forth the action so  taken,

signed by all of the Directors entitled to vote thereon.

     10.  BY-LAWS.   The  Board  of Directors of the corporation may adopt,

amend, or repeal the by-laws or any  by-law  of the corporation by the vote of a majority of the members of the entire Board.11.BUSINESS  COMBINATIONS.

(a)  DEFINITIONS.  For purposes of this paragraph 11:

          (1)  AFFILIATE.   An  "affiliate"  of,  or  a person "affiliated"

with, a specified person, is a person that directly, or  indirectly through one  or  more intermediaries, controls, or is controlled by,  or  is  under common control with, the person specified.

          (2)  ASSOCIATE.    The   term  "associate"  used  to  indicate  a

relationship with any person, means:   (i)  any corporation or organization

(other than this corporation or a Subsidiary  thereof) of which such person is  an  officer  or partner or is, directly or indirectly,  the  beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a  substantial beneficial interest  or  as to which such person serves as trustee  or  in  a  similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          (3)  BENEFICIAL OWNER.  A person shall be a "beneficial owner" of

any Capital Stock:   (i)  which  such  person  or  any of its Affiliates or

Associates beneficially owns directly or indirectly;  or  (ii)  which  such person  or any of its Affiliates or Associates has, directly or indirectly:

(A) the right  to acquire (whether such right is exercisable immediately or

subject  only  to   the  passage  of  time),  pursuant  to  any  agreement,

arrangement or understanding  or  upon  the  exercise of conversion rights,

exchange rights, warrants or options, or otherwise;  or  (B)  the  right to vote pursuant to any agreement, arrangement or understanding; or (C)  which are  beneficially  owned,  directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement,

arrangement or understanding  for the purpose of acquiring, holding, voting

or  disposing  of  any  shares  of Capital  Stock.   For  the  purposes  of

determining whether a person is an  Interested  Stockholder,  the number of shares  of  Capital  Stock  deemed  to be outstanding shall include  shares deemed  beneficially  owned  by such person  through  application  of  this paragraph 11(a)(3) but shall not  include any other shares of Capital Stock

that   may  be  issuable  pursuant  to  any   agreement,   arrangement   or

understanding,
or upon exercise of conversion rights, warrants or options, or otherwise.

          (4)  "BUSINESS  COMBINATION"  shall  mean:   (i)  any  merger  or

consolidation  of  this  Corporation  or  any  Subsidiary  (as  hereinafter defined)  with (A) any Interested Stockholder or, (B) any other corporation

(whether or  not  itself an Interested Stockholder) which is, or after such merger  or  consolidation  would  be,  an  Affiliate  or  Associate  of  an

Interested Stockholder;  or  (ii)  any  sale,  lease,  exchange,  mortgage,

pledge,  transfer  or other disposition (in one transaction or a series  of

transactions)  with  any   Interested  Stockholder,  or  any  Affiliate  or

Associate of any Interested Stockholder, involving any assets or securities of this corporation, any Subsidiary  or  any Interested Stockholder, or any

Affiliate or Associate of any Interested Stockholder,  having  an aggregate

Fair Market Value of $25,000,000 or more; or (iii) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or  Associate

of  any  Interested Stockholder; or (iv) any reclassification of securities

(including   any   reverse   stock  split),  or  recapitalization  of  this

corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder)  that  has  the  effect,  directly  or indirectly, of increasing the proportionate share of any class or series of

Capital  Stock,  or  any  securities convertible into Capital Stock or into equity securities of any Subsidiary,
that  is   beneficially  owned  by any Interested  Stockholder  or  any

Affiliate  or Associate of any Interested Stockholder; or (v) any agreement,

contract or  other arrangement providing for any one or more of the actions specified in the  foregoing  clauses (i) to (iv).

          (5)  CAPITAL  STOCK.   The  term  "Capital Stock" shall mean  all

capital stock of this corporation as may be authorized  to  be  issued from time to time under paragraph 6 of this charter.

          (6)  "CONTINUING DIRECTOR" shall mean any member of the  Board of

Directors of this corporation (the "Board"), while such person is a  member of the Board, who is not an Affiliate or Associate or representative of the

Interested Stockholder and was a member of the Board prior to the time that the  Interested  Stockholder  became  an  Interested  Stockholder  and  any successor of a Continuing Director, while such successor is a member of the

Board,  who  is  not  an  Affiliate  or  Associate or representative of the

Interested  Stockholder  and  is recommended  or  elected  to  succeed  the

Continuing Director by a majority of Continuing Directors.

          (7)  "FAIR MARKET VALUE" shall mean: (i) in the case of cash, the amount of such cash; (ii) in the  case  of  stock, the highest closing sale price during the 30-day period immediately preceding  the  date in question of a share of such stock on the Composite Tape for New York Stock Exchange-

Listed  Stocks, or, if such stock is not quoted on the Composite  Tape,  on the New York  Stock  Exchange,  or,  if  such  stock  is not listed on such

Exchange,  on  the  principal United States securities exchange  registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to  a share of such stock during the 30-day period preceding  the  date  in question  on the National Association of Securities Dealers, Inc. Automated

Quotations  System  or  any  similar  system  then  in  use,  or if no such quotations are available, the fair market value on the date in  question of a  share  of  such  stock  as  determined  by  a majority of the Continuing

Directors in good faith; and (iii) in the case of  property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (8)  "INTERESTED STOCKHOLDER" shall mean any  person  (other than this  corporation,  or  any  Subsidiary,  and other than any profit-sharing employee stock ownership or other employee benefit plan established by this corporation  or by any Subsidiary, or any trustee  of,  or  fiduciary  with respect to, any  such  plan  when  acting in such capacity) who: (i) is the beneficial owner of Voting Stock representing  ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate  of  this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing  ten percent

(10%) or more of the votes entitled to be cast by the holders of  all  then outstanding shares of Voting Stock.

          (9)  PERSON.   The term "person" shall mean any individual, firm,

corporation or other entity  and  shall  include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement,

arrangement or understanding, directly or indirectly,  for  the  purpose of acquiring, holding, voting or disposing of Capital Stock.

          (10) "SUBSIDIARY" shall mean  any corporation of which a majority of any class of equity security is beneficially  owned by this corporation;

provided,  however, that for the purposes of the definition  of  Interested

Stockholder, the term "Subsidiary" shall mean only a corporation of which a majority of  each  class  of  equity security is beneficially owned by this corporation.

          (11) "VOTING STOCK" shall  mean  all  Capital  Stock  that by its terms  may  be  voted  on  all  matters  submitted  to shareholders of this corporation generally.

     (b)  EIGHTY  PERCENT  VOTE.   In  addition  to  any  affirmative  vote

required  by  law,  this  charter or the by-laws of this corporation,  and,

except  as  otherwise  expressly  provided  in  Subparagraph  (c)  of  this paragraph 11, a Business  Combination shall require the affirmative vote of not less than eighty percent  (80%) of the votes entitled to be cast by the holders of all then outstanding  shares of Voting Stock, voting together as a single class.  Such affirmative  vote  shall  be required notwithstanding the  fact  that  no vote may be required, or that a  lesser  percentage  or separate class vote  may  be specified, by law or in any agreement with any national securities exchange or otherwise.

     (c)  VOTE  WITH  CONTINUING  DIRECTOR  APPROVAL.   The  provisions  of

Subparagraph (b) of this paragraph 11 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this charter or the by-laws of this corporation, or  any

agreement   with   any   national  securities  exchange,  if  the  Business

Combination is approved by a majority of the Continuing Directors.

     (d)  DUTIES OF BOARD.  The Board of Directors shall have the power and duty to determine for the  purposes  of  this paragraph 11, on the basis of information known to them after reasonable inquiry:

          (1)  whether a person is an Interested Stockholder,

          (2)  the  number  of  shares  of  Capital   Stock   or  otherwise

               securities beneficially owned by any person,

          (3)  whether  a  person is an Affiliate or Associate of  another,

               and

          (4)  whether the assets  that  are  the  subject  of any Business

               Combination  have,  or the consideration to be received  for the issuance or transfer  of  securities by this corporation or  any  Subsidiary  in  any Business  Combination  has,  an

               aggregate Fair Market Value  of  $25,000,000  or  more.  Any such  determination made in good faith shall be binding  and conclusive on all parties.

     (e)  FIDUCIARY OBLIGATIONS.   Nothing  contained  in this paragraph 11

shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (f)  AMENDMENT OF PARAGRAPH 11.  Notwithstanding any  other provisions of this charter or the by-laws of this corporation (and notwithstanding the fact  that a lesser percentage or separate class vote may be  specified  by law, this charter or the by-laws of this corporation), the affirmative vote of the  holders of not less than eighty percent (80%) of the votes entitled to be cast  by  the holders of all then outstanding shares of Voting Stock,

voting together as a single class, shall be required to make, alter, amend,

change, add to or  repeal  any  provisions inconsistent with this paragraph

11; provided, however, that this  Subparagraph  (f) shall not apply to, and such eighty percent (80%) vote shall not be required  for,  any  amendment,

repeal  or  addition unanimously recommended by the Board if not less  than three-fourths  of  those  directors  who  have  voted  in favor thereof are persons who would be eligible to serve as Continuing Directors.

     12.  DIRECTOR LIABILITY.  A.  A director of the corporation  shall not be  personally  liable  to the corporation or its shareholders for monetary damages for breach of fiduciary  duty  as  a director, except for liability

(i) for any breach of the director's duty of  loyalty to the corporation or its shareholders, (ii) for acts or omissions not  in  good  faith  or which involve  intentional  misconduct  or  a  knowing violation of law, or (iii)

under Section 48-18-304 of the Tennessee Business  Corporation Act.  If the

Tennessee  Business  Corporation  Act  is  amended after  approval  by  the shareholders  of  this  paragraph  12  to  allow corporate  action  further

eliminating  or  limiting  the  personal liability   of   directors,   then
the liability of a director  of  the corporation shall be eliminated or limited to the fullest extent permitted  by the Tennessee Business Corporation Act,

as so amended.

          B.   Any  repeal  or  modification   of   paragraph  12A  by  the

shareholders  of the corporation shall not adversely affect  any  right  or protection of a  director  of  the corporation existing at the time of such repeal or modification.

                            CERTIFICATE

     This Restated Charter restates  the text of the charter, as previously

amended,  without  making  any  further  amendment   or   change  requiring

shareholder  approval  and  was duly adopted at a meeting of the  Board  of

Directors on June 23, 1988.

     Dated, this 13th day of July, 1988.



                              SHONEY'S, INC.


                              By:  /S/ GARY P. SPOLETA
                                   Gary P. Spoleta, President

                              CHANGE

                                OF

                         REGISTERED AGENT

                                OF

                          SHONEY'S, INC.

To the Secretary of State of the State of Tennessee:

     Pursuant to the provisions  of  Section  48-15-102  of  the  Tennessee

Business Corporation Act, the undersigned domestic corporation submits  the following  statement  for  the purpose of changing the registered agent for the corporation in the state of Tennessee:

     1.   The name of the corporation is Shoney's, Inc.

     2.   The address of the  corporation is 1727 Elm Hill Pike, Nashville,

Tennessee 37210.

     3.   The name of the current registered agent is Jess S. Shearin.

     4.   The name and street address  of its registered agent in the state of Tennessee shall be F. Ernie McDaniel,  1727  Elm  Hill  Pike, Nashville,

Tennessee 37210.

     5.   After the changes, the street addresses of the registered  office and the business office of the registered agent will be identical.

     Dated this 6th day of October, 1988.

                              SHONEY'S, INC.


                              By:  /S/ TAYLOR HENRY JR.
                              Title: Vice President - Finance

               ARTICLES OF AMENDMENT TO THE CHARTER
                                OF
                          SHONEY'S, INC.

     Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation adopts the following amendments to its Restated Charter:


1.   The name of the Corporation is:  Shoney's, Inc.

2. Paragraph 6 of the Charter is deleted in its entirety, and the following is added to the Charter as Paragraph 6:

          6. STOCK. The maximum number of shares that the corporation shall have the authority to issue is two hundred million (200,000,000) shares of common stock with a par value of One Dollar ($1.00) each, which shall have the right to receive the net assets of the corporation upon dissolution.

3. The amendments contained in these Articles of Amendment were duly adopted by the Corporation's shareholders at a duly called and convened meeting held on August 21, 1996.

4. These Articles of Amendment shall be effective upon filing with the Office of the Secretary of State of the State of Tennessee.

     Dated:  August 23, 1996

                              SHONEY'S, INC.


                              By: /S/ ROBERT J. AMES

                              Name: Robert J. Ames

                              Title: Assistant Secretary







                   This Instrument Prepared By:
                      WYATT, TARRANT & COMBS
                    1500 Nashville City Center
                         511 Union Street
                     Nashville, TN 37219-1750

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